Exhibit 23(e)(2)

                                    Exhibit A
                              (Effective 12/21/05)

Portfolios:

Mellon Equity Large Cap Growth Fund
Mellon Institutional Market Neutral Fund
Newton International Equity Fund

The Boston Company International Core Equity Fund
The Boston Company International Small Cap Fund
The Boston Company International Small Cap Value Fund
The Boston Company Large Cap Core Fund
The Boston Company Small Cap Growth Fund
The Boston Company Small/Mid Cap Equity Fund (formerly The Boston Company Small
      Capitalization Equity Fund)
The Boston Company Small Cap Value Fund
The Boston Company Tax Sensitive Small Cap Equity Fund
The Boston Company World ex-US Value Fund (formerly The Boston Company
      International Value Opportunities Fund)

Standish Mellon Intermediate Tax Exempt Bond Fund
Standish Mellon International Fixed Income Fund
Standish Mellon International Fixed Income Fund II
Standish Mellon Investment Grade Bond Fund
Standish Mellon Fixed Income Fund
Standish Mellon Global Fixed Income Fund
Standish Mellon High Yield Bond Fund
Standish Mellon Emerging Market Debt Fund (formerly Standish Mellon
      Opportunistic Emerging Market Debt Fund)
Standish Mellon Opportunistic High Yield Fund
Standish Mellon Massachusetts Intermediate Tax Exempt Bond Fund
Standish Mellon Enhanced Yield Fund (formerly Standish Mellon Short-Term Asset
      Reserve Fund)